Fund 037 FloridaTax Exempt
11/30/02 Semi Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows.


72DD 	Class A		4,814
	Class B		1,039
	Class C

72DD2	Class M		22
	Class Y

73A1	Class A		0.198060
	Class B		0.167127
	Class C

73A2	Class M		0.183759
	Class Y

74U1	Class A		24,062
	Class B		5,858
	Class C

74U2	Class M		120
	Class Y

74V1	Class A		9.39
	Class B		9.39
	Class C

74V2	Class M		9.38
	Class Y